UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2025

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company” or “Akamai”) held on May 14, 2025 (the “Annual Meeting”), the Company’s stockholders approved Amendment No. 3 to the Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan (the “Second Amended & Restated Plan”), which had previously been adopted by the Board of Directors subject to stockholder approval. The amendment increased the number of shares available for grant under the Second Amended & Restated Plan by 8,000,000.

A complete copy of the Second Amended & Restated Plan, as amended, is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, eight items of business were acted upon by stockholders. There were 146,114,769 shares of the Company’s common stock eligible to vote, and 121,104,288 shares present in person or by proxy at the Annual Meeting.

1. The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2026 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Sharon Bowen	113,439,950	624,991	136,991	6,902,356
Marianne Brown	113,458,115	672,917	70,900	6,902,356
Monte Ford	104,065,577	9,998,754	137,601	6,902,356
Dan Hesse	111,532,389	2,595,893	73,650	6,902,356
Tom Killalea	107,295,124	6,834,862	71,946	6,902,356
Tom Leighton	113,823,746	319,717	58,469	6,902,356
Jonathan Miller	112,562,534	1,565,380	74,018	6,902,356
Madhu Ranganathan	112,768,964	1,358,059	74,909	6,902,356
Ben Verwaayen	106,381,352	7,743,345	77,235	6,902,356

2. The amendment of the Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan was approved.

For	67,523,191
Against	46,618,828
Abstain	59,913
Broker Non-Votes	6,902,356

3. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For	99,157,714
Against	14,471,582
Abstain	572,636
Broker Non-Votes	6,902,356

4. Proposals to approve amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate existing supermajority voting requirements were approved. Specifically:

A.Proposed amendments to Article Tenth, which governs certain provisions related to the Board of Directors, quorum and stockholder nominations or other business, were approved;

For	113,787,980
Against	334,805
Abstain	79,147
Broker Non-Votes	6,902,356

A.Proposed amendments to Article Eleventh, which prohibits stockholder action by written consent in lieu of a meeting, were approved; and

For	113,758,590
Against	368,095
Abstain	75,247
Broker Non-Votes	6,902,356

A.Proposed amendments to Article Twelfth, which governs who can call special meetings of stockholders, were approved.

For	113,789,836
Against	336,031
Abstain	76,065
Broker Non-Votes	6,902,356

5. Proposal 5 relating to the adjournment of the Annual Meeting to solicit additional proxies, if necessary, was approved.

For	63,304,934
Against	57,683,556
Abstain	115,798

6. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 was ratified.

For	103,058,903
Against	17,958,307
Abstain	87,078

7. The Company advisory proposal to give shareholders the ability to call a special shareholder meeting was approved.

For	59,520,777
Against	46,510,388
Abstain	8,170,767
Broker Non-Votes	6,902,356

8. The shareholder advisory proposal to give shareholders the ability to call a special shareholder meeting was approved.

For	58,453,104
Against	55,605,882
Abstain	142,946
Broker Non-Votes	6,902,356

Item 8.01 Other Events.

As described under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting and upon the recommendation of the Board, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate the existing supermajority vote requirements included in Articles Tenth, Eleventh and Twelfth. Such amendments are described in detail under “Proposal 4-C Approval of Amendments to our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements” beginning on page 116 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2025 in connection with the Annual Meeting.

The Company filed a Certificate of Amendment (the “Certificate”) to the Amended and Restated Certificate of Incorporation to implement the proposed amendments, which became effective upon filing with the Secretary of State of the State of Delaware on May 14, 2025.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Certificate of Incorporation, including the Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Akamai Technologies, Inc. (including all amendments thereto)
10.1	Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended
104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 16, 2025	AKAMAI TECHNOLOGIES, INC.

/s/ Aaron S. Ahola
Aaron S. Ahola, Executive Vice President, General Counsel and Corporate Secretary